UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report: July 28, 2017

(Date of earliest event reported)

SUN COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd. Suite 200 Southfield, Michigan		48034
(Address of Principal Executive Offices)		(Zip Code)

(248) 208-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 28, 2017, Sun Communities, Inc. (the “Company”) and its primary operating subsidiary, Sun Communities Operating Limited Partnership (the “Partnership”), entered into an At the Market Offering Sales Agreement (the “Sales Agreement”) with BMO Capital Markets Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Robert W. Baird & Co. Incorporated, Fifth Third Securities, Inc., RBC Capital Markets, LLC, BTIG, LLC, Jefferies LLC, Credit Suisse Securities (USA) LLC and Samuel A. Ramirez & Company, Inc. (collectively, the “Sales Agents”). Pursuant to the Sales Agreement, the Company may offer and sell shares of its common stock, $0.01 par value per share, having an aggregate offering price of up to $450 million (the “Shares”), from time to time through the Sales Agents. The Sales Agents are entitled to compensation in an agreed amount not to exceed 2.0% of the gross sales price per share for any Shares sold from time to time under the Sales Agreement. The Company has also agreed to provide each Sales Agent with customary indemnification rights under the Sales Agreement. Sales of the Shares, if any, under the program will depend upon market conditions and other factors to be determined by the Company. Any such sales of the Shares will be made by means of transactions that are deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), on or through the facilities of the New York Stock Exchange or any other existing trading market, or to or through a market maker or through an electronic communications network, or in any other manner permitted by law (including, without limitation, privately negotiated transactions) at prices prevailing at the time of sale or negotiated transactions, or as otherwise agreed by the Company with the Sales Agents. The Company has no obligation to sell any of the Shares under the Sales Agreement and may at any time suspend solicitations and offers under the Sales Agreement. No Sales Agent is required to sell any specific number or dollar amount of Shares.

The Shares sold under the Sales Agreement will be issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-203498), which became effective under the Securities Act, on April 17, 2015. The Company filed a prospectus supplement, dated July 28, 2017, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the Shares, and there shall not be any sale of the Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The sale of the Shares is being made only by means of a prospectus and related prospectus supplement.

Item 1.02	Termination of a Material Definitive Agreement.

On July 28, 2017, the At the Market Offering Sales Agreement dated June 17, 2015 (the “Prior Agreement”), among the Company, the Partnership, BMO Capital Markets Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc., was terminated. Under the Prior Agreement, the Company could issue and sell through the sales agents thereunder, shares of the Company’s common stock having an aggregate offering price of up to $250 million from time to time pursuant to the Company’s registration statement on Form S-3 (File No. 333-203498) in at the market offerings and other transactions. The Company terminated the Prior Agreement because it determined to conduct any future at the market and similar offerings under the Sales Agreement with the Sales Agents. The Company did not incur any termination penalties in connection with the termination of the Prior Agreement. Pursuant to the Prior Agreement, the Company agreed to pay the sales agents thereunder compensation at a fixed commission rate of a percentage of the gross sales price per share of common stock sold. The Company also agreed to provide the sales agents under the Prior Agreement with customary indemnification rights.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description	Method of Filing

1.1	At the Market Offering Sales Agreement dated July 28, 2017, among Sun Communities, Inc., Sun Communities Operating Limited Partnership, BMO Capital Markets Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Robert W. Baird & Co. Incorporated, Fifth Third Securities, Inc., RBC Capital Markets, LLC, BTIG, LLC, Jefferies LLC, Credit Suisse Securities (USA) LLC and Samuel A. Ramirez & Company, Inc.	Filed herewith.

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation	Filed herewith.

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation	Included in Exhibit 5.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.

Dated: July 28, 2017	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

1.1	At the Market Offering Sales Agreement dated July 28, 2017, among Sun Communities, Inc., Sun Communities Operating Limited Partnership, BMO Capital Markets Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Robert W. Baird & Co. Incorporated, Fifth Third Securities, Inc., RBC Capital Markets, LLC, BTIG, LLC, Jefferies LLC, Credit Suisse Securities (USA) LLC and Samuel A. Ramirez & Company, Inc.	Filed herewith.

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation	Filed herewith.

23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, a Professional Corporation	Included in Exhibit 5.1.